June 20, 1996

                        Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated January 19, 1996, February 2, 1996 and May 30, 1996, with resepct to the financial statements of Wolpin Broadcasting Company incorporated by reference in the Registration Statement (Form S-3) and related Prospectus of Children's Broadcasting Corporation for the registration of shares of its common stock.

Very truly yours,

                                KLEIMAN, CARNEY & GREENBAUM

                                /s/ MARK CARNEY
                                    MARK CARNEY
                                    Certified Public Accountant

Farmington Hills, Michigan
June 20, 1996